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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                      APAC TELESERVICES, INC.

           August 11, 1998                             By: /s/ MARC S. SIMON
------------------------------------   -----------------------------------------------------
                Date                                       President and
                                                      Chief Operating Officer

           August 11, 1998                           By: /s/ JOHN I. ABERNETHY
------------------------------------   -----------------------------------------------------
                Date                                  Chief Financial Officer

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